UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 18, 2018

TRUEBLUE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Washington
(State or Other Jurisdiction
of Incorporation)

001-14543	91-1287341
(Commission File Number)	(IRS Employer Identification No.)

1015 A Street, Tacoma, Washington	98402
(Address of Principal Executive Offices)	(Zip Code)
(253) 383-9101
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Introduction
On September 18, 2018, TrueBlue, Inc. (the “company”) entered into three separate agreements with Patrick Beharelle, the company’s Chief Executive Officer, in connection with his appointment to the position of Chief Executive Officer effective as of September 1, 2018: (1) an Executive Employment Agreement (the “Employment Agreement”), (2) a First Amendment to Change-in-Control Agreement (the “CIC Amendment”), and (3) a First Amendment to Non-Competition Agreement (the “Non-Competition Amendment”), all as summarized below. The following summary of the terms and conditions of these three agreements is not a complete discussion of the documents. Accordingly, the following is qualified in its entirety by reference to the full text of the three agreements included as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K, which are incorporated herein by reference. Mr. Beharelle’s appointment to the position of Chief Executive Officer effective September 1, 2018 was previously disclosed by the company in its Current Report on Form 8-K filed on July 30, 2018.
Employment Agreement
The Employment Agreement replaces and supersedes Mr. Beharelle’s prior employment agreement with the company dated effective June 30, 2014. The Employment Agreement updates Mr. Beharelle’s compensation opportunities effective September 1, 2018 in line with his new position, as follows:

•	his base salary is increased to $700,000 (previously it was $525,000),

•
his target annual bonus opportunity is increased to 100% of his base salary (previously it was 75%); for 2018, the target bonus amount will be prorated based on 8 months of service as Chief Operating Officer (with a target equal to 75% of base salary for that period) and 4 months as Chief Executive Officer (with a target equal to 100% of base salary for that period), and

•	his target annual equity grant value is increased to 300% of his base salary (previously it was 150%).

In connection with Mr. Beharelle’s promotion to Chief Executive Officer, the Board also approved a one-time award on September 14, 2018 of 9,986 restricted shares, having a grant value equal to 40% of Mr. Beharelle’s base salary, or $280,000, consistent with prior company practice on promotional grants.
The Employment Agreement does not provide for any specific or minimum term or duration, and Mr. Beharelle’s employment is terminable at will. If the company terminates Mr. Beharelle’s employment without cause or if Mr. Beharelle terminates his employment with good reason, (as those terms are defined in the Employment Agreement and other than under circumstances covered by the Change-in-Control Agreement), subject to certain conditions (including a requirement that Mr. Beharelle provide a release of claims and comply with post-employment covenants in the Non-Competition Agreement), Mr. Beharelle will receive the following severance payments (in addition to certain accrued, unpaid obligations):

•	Cash Severance: He will receive monthly separation payments for eighteen (18) months from the termination date at a rate equal to his base monthly salary at the time of termination.

•	Pro Rata Bonus: He will be paid a bonus for the year of termination, pro rated for the portion of the year worked and subject to actual performance results.

•
Healthcare Coverage: If he elects to continue group health plan coverage for him and his family under COBRA, he will receive reimbursements for up to eighteen (18) months for the portion of his COBRA premiums that exceed the amount that he would have incurred in premiums for coverage as an active employee under the company’s group health plan.

•
Equity Vesting: He will receive additional equity vesting as follows: (i) all of his unvested equity awards that are scheduled to vest based solely on his continued employment (“Time-Based Equity Awards”) within eighteen (18) months following such termination will become fully vested on the termination date, and (ii) all of his unvested equity awards scheduled to vest based upon attainment of specified performance goals (“Performance-Based Equity Awards”) shall vest after the end of the applicable performance period based on actual performance results, prorated for the portion of the performance period employed (for which purpose Mr. Beharelle will be deemed to have continued employment for a period of eighteen (18) months following termination).
The Employment Agreement also provides for certain benefits in the event of an “Approved Retirement,” which is defined in the Employment Agreement as Mr. Beharelle’s voluntary termination, or termination by mutual agreement of Mr. Beharelle and the company, if: (a) Mr. Beharelle and the Board agree in advance to a transition period to allow for an orderly transition of duties, (b) Mr. Beharelle continues to perform his duties under the Employment Agreement, remains in good standing with the company and fully cooperates with the Board in the recruitment of a successor during the transition period, and (c) the Board determines in its reasonable, good faith discretion that Mr. Beharelle has successfully transitioned his duties and responsibilities to the selected successor by the date of his termination at the end of the transition period. In the event of Mr. Beharelle’s Approved Retirement, subject to certain conditions (including a requirement that Mr. Beharelle provide a release of claims and comply with post-employment covenants in the Non-Competition Agreement), Mr. Beharelle will receive the following Approved Retirement benefits (in addition to certain accrued, unpaid obligations) depending on when the Approved Retirement occurs:

•
Healthcare Coverage: If the Approved Retirement occurs before the fifth anniversary of the Employment Agreement, and if he elects to continue group health plan coverage for him and his family under COBRA, he will receive reimbursements for up to eighteen (18) months for the portion of his COBRA premiums that exceed the amount that he would have incurred in premiums for coverage as an active employee under the company’s health plan. If the Approved Retirement occurs on or after the fifth anniversary of the Employment Agreement, the company will continue to provide group health plan coverage for him and his family at the same level of employer contribution as is provided to similarly situated active employees until he has reached the age of 65, subject to certain conditions.

•
Equity Vesting: If the Approved Retirement occurs on or after the second anniversary of the Employment Agreement and before the fifth anniversary of the Employment Agreement, (i) all of his unvested Time-Based Equity Awards that are scheduled to vest within twelve (12) months following such termination will become fully vested on his termination date, and (ii) all of his unvested Performance-Based Equity Awards shall vest after the end of the applicable performance period based on actual performance results, prorated for the portion of the performance period employed (for which purpose Mr. Beharelle will be deemed to have continued employment for a period of twelve (12) months following termination). If the Approved Retirement occurs on or after the fifth anniversary of the Agreement, (i) all of his unvested Time-Based Equity Awards will become fully vested on his termination date, and (ii) all of his unvested Performance-Based Equity Awards shall vest after the end of the applicable performance period based on actual performance results (without any proration).

First Amendment to Change-in-Control Agreement

The CIC Amendment amends the terms of Mr. Beharelle’s Change-in-Control Agreement with the company dated effective June 30, 2014 (the “CIC Agreement”). The CIC Amendment increases the amount payable by the company to Mr. Beharelle in certain circumstances upon his termination following a change of control of the company from an amount equal to two times the sum of his (i) annual base salary plus (ii) incentive or bonus pay opportunity, to an amount equal to three times such sum. The CIC Amendment also revises the CIC Agreement to provide that, in the event a payment creates an obligation for Mr. Beharelle to pay excise taxes under Section 280G of the Internal Revenue Code, he will either receive the full amount of such payment or be cut back to the Section 280G threshold, whichever results in a greater after-tax benefit to Mr. Beharelle. The CIC Amendment also makes a minor change to the definition of “good reason” to include as a potential trigger a material increase in required business travel.

First Amendment to Non-Competition Agreement
The Non-Competition Amendment amends the terms of Mr. Beharelle’s Non-Competition Agreement with the company dated effective June 30, 2014 (the “Non-Competition Agreement”). The Non-Competition Amendment adjusts the time period to which the non-competition covenant under the Non-Competition Agreement is applicable to eighteen (18) months.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Executive Employment Agreement between TrueBlue, Inc. and Patrick Beharelle, effective September 18, 2018.

10.2	First Amendment to Change-in-Control Agreement between TrueBlue, Inc. and Patrick Beharelle, effective September 18, 2018.

10.3	First Amendment to Non-Competition Agreement between TrueBlue, Inc. and Patrick Beharelle, effective September 18, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUEBLUE, INC.
(Registrant)

Date:	September 18, 2018	By:	/s/ James E. Defebaugh
James E. Defebaugh
Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit number	Exhibit description	Filed herewith
10.1	Executive Employment Agreement between TrueBlue, Inc. and Patrick Beharelle, effective September 18, 2018.	X
10.2	First Amendment to Change-in-Control Agreement between TrueBlue, Inc. and Patrick Beharelle, effective September 18, 2018.	X
10.3	First Amendment to Non-Competition Agreement between TrueBlue, Inc. and Patrick Beharelle, effective September 18, 2018.	X